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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Halcón Resources Corporation (Name of Registrant As Specified In Its Charter)

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	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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HALCÓN RESOURCES CORPORATION
1000 Louisiana, Suite 6700
Houston, Texas 77002

NOTICE OF ACTION PURSUANT TO WRITTEN CONSENT
OF THE STOCKHOLDERS

                    , 2017

Dear Stockholder:

        We are furnishing the accompanying Information Statement to the holders of common stock of Halcón Resources Corporation (the "Company," "we," "us" or "our") in connection with a written consent in lieu of a special meeting dated as of January 24, 2017, executed by the holders of approximately 65% of our outstanding shares of common stock, par value $0.0001 per share.

        On February 27, 2017, we issued 5,518 shares of our 8% Automatically Convertible Preferred Stock (the "Preferred Stock") in a private placement to certain institutional accredited investors in exchange for gross proceeds of approximately $400.1 million in cash. The net proceeds of the private placement were used to fund a portion of the purchase price for 20,901 net acres and related assets in the Southern Delaware Basin located in Pecos and Reeves Counties, Texas, which we acquired from Samson Exploration, LLC on February 28, 2017. These shares of Preferred Stock are automatically convertible into an aggregate of 55,180,000 shares of our common stock.

        As more fully described in the accompanying Information Statement, holders of a majority of our outstanding common stock approved the issuance of the common stock issuable upon conversion of the Preferred Stock by written consent, as permitted by the Delaware General Corporation Law and our bylaws. The conversion of the Preferred Stock into common stock will occur automatically on the twentieth calendar day after we mail the Information Statement to our stockholders, or about                        , 2017.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

        As the action set forth in this Notice and the accompanying Information Statement has been duly authorized and approved by the written consent of the holders of at least a majority of our issued and outstanding voting securities, your vote or consent is not requested or required to approve the action. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders.

        You are urged to read the accompanying Information Statement in its entirety.

        The Information Statement is being mailed on or about                        , 2017 to stockholders of record as of March 8, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY THIS INFORMATION STATEMENT

        This Information Statement is available at http://investors.halconresources.com/information-statement.cfm.

By Order of the Board of Directors,
/s/ FLOYD C. WILSON Floyd C. Wilson Chairman of the Board, President and Chief Executive Officer

HALCÓN RESOURCES CORPORATION

INFORMATION STATEMENT

                    , 2017

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY

        We are furnishing this Information Statement to the holders of our common stock, par value $0.0001 per share, in connection with a written consent in lieu of a special meeting, dated as of January 24, 2017, executed by the holders of approximately 65% of our outstanding shares of common stock.

        The written consent was effected in accordance with the Delaware General Corporation Law (the "DGCL") and our Fifth Amended and Restated Bylaws, as amended (the "bylaws"), which permit any action which may be taken at a meeting of our stockholders to also be taken by written consent of our stockholders. The action taken by written consent required the approval of the holders of a majority of our outstanding shares of common stock.

        This Information Statement is being furnished to our stockholders in accordance with Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the U.S. Securities and Exchange Commission ("SEC") solely for the purpose of informing our stockholders of the action taken by written consent before it becomes effective.

        This Information Statement will be mailed on or about                    , 2017 to stockholders of record as of the close of business on March 8, 2017, which we refer to as the record date. On that date, there were                    shares of our common stock and 5,518 shares of our 8% Automatically Convertible Preferred Stock (the "Preferred Stock") issued and outstanding. Pursuant to Rule 14c-2 of the Exchange Act, the action will become effective on or after                    , 2017, which is 20 calendar days following the date we first mail this Information Statement to our stockholders.

        Our board of directors approved the offering and issuance of the Preferred Stock and related actions on January 16, 2017, and approved the pricing and other terms of such issuance and related actions on January 24, 2017.

        Holders of a majority of our outstanding common stock approved the action by written consent on January 24, 2017.

        This Information Statement contains a summary of the material aspects of the actions relating to the issuance of the Preferred Stock that were approved by our board of directors and holders of a majority of our outstanding common stock.

ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

        This Information Statement is being furnished to you pursuant to the requirements of the Exchange Act and the DGCL to notify you of a corporate action taken by holders of a majority of our outstanding common stock pursuant to a written consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect this action as early as possible to accomplish the purposes described below, our board of directors elected to seek the written consent of our stockholders in lieu of a special meeting. We are making this Information Statement available to

you on or about                    , 2017. The Company is not soliciting your proxy or consent and you are not being asked to take any action in connection with this Information Statement.

Who is entitled to notice?

        Each holder of record of outstanding shares of our common stock on March 8, 2017, the record date, is entitled to notice of the action to be taken pursuant to the written consent.

Why did the Company seek stockholder approval?

        On January 16, 2017, our board of directors authorized the issuance and sale of approximately $400 million of Preferred Stock, and approved the pricing and other terms of the issuance on January 24, 2017. On that same date, we entered into a stock purchase agreement with certain institutional accredited investors (collectively, the "Investors") to sell, in a private placement, 5,518 shares of Preferred Stock, each share of which will be convertible into 10,000 shares of common stock, par value $0.0001 per share (or a proportionate number of shares of common stock with respect to any fractional shares of Preferred Stock issued), for gross proceeds of approximately $400.1 million, or $7.25 per share of our common stock. We used the net proceeds from the sale of the Preferred Stock to partially fund the acquisition of the Pecos County Assets, as described below under "Background and Reasons for the Issuance and Stockholder Approval—Background and Reasons for the Issuance."

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "HK" and we are subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions:

  •
  to an officer, director or substantial security holder of the Company if the number of shares of common stock to be issued exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before such issuance;

  •
  if the common stock be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before such issuance ; or

  •
  if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance.

        The additional shares of common stock that are issuable upon conversion of the Preferred Stock will exceed 20% of both the voting power and number of shares of common stock outstanding immediately prior to the issuance of the Preferred Stock. In addition, Ares Management LLC ("Ares") beneficially owns approximately 19.7% of our outstanding common stock and is a "substantial security holder" of the Company under the NYSE rules. The number of shares issuable upon conversion of the Preferred Stock to funds managed by Ares will exceed one percent of both the voting power and number of shares of common stock outstanding immediately prior to the issuance of Preferred Stock. Accordingly, holders of more than a majority of our outstanding shares of common stock were asked to approve the conversion feature of the Preferred Stock and the issuance of all additional shares of common stock upon conversion of the Preferred Stock, in each case as required by and in accordance with Section 312.03 of the NYSE Listed Company Manual.

        In addition, Section 312.03(d) of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of securities that will result in a change of control of the issuer. The NYSE rules do not define a "change of control," so given the percentage of common stock that may be held by the Investors upon conversion of the Preferred Stock and the issuance of all additional shares of our common stock that are issuable pursuant to the terms of the Preferred Stock, holders of more than a majority of our outstanding shares of common stock were asked to approve any "change of control" of the Company, if and to the extent required pursuant to the NYSE rules.

What actions were approved by the written consent of holders of a majority of our outstanding common stock?

        Pursuant to the written consent, the following actions were authorized and approved by holders of a majority of our outstanding common stock:

  •
  In accordance with Section 312.03 of the NYSE Listed Company Manual (including, without limitation, Sections 312.03(b), (c) and (d) thereof), the conversion feature of the Preferred Stock and the issuance of all additional shares of common stock that are issuable upon conversion of the Preferred Stock.

  •
  Any and all such actions, including the execution, delivery and filing of any and all documents, certificates and other instruments, and the making of all expenditures deemed by the officers of the Company to be necessary or desirable in carrying out and effectuating the conversion of the Preferred Stock and the issuance of all additional shares of common stock in connection therewith.

What vote was required to approve the actions?

        Pursuant to Section 228 of the DGCL and Section 2.7 of our bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote of shareholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. As of the close of business on January 24, 2017, there were 92,986,173 shares of our common stock issued and outstanding, each share of which entitles the holder thereof to one vote on each matter submitted to our stockholders, and the stockholders holding approximately 64.8% of our issued and outstanding shares of common stock approved the written consent. Because the requisite stockholder approval for the conversion of the Preferred Stock and the issuance of all additional shares of common stock that are issuable upon conversion of the Preferred Stock has been received, all corporate approvals by or on behalf of the Company required for the matters referred to herein have been obtained and no further votes will be needed.

Do I have appraisal rights?

        No. None of the DGCL, our Amended and Restated Certificate of Incorporation (the "certificate of incorporation") or our bylaws provides holders of our common stock with dissenters' or appraisal rights in connection with the actions described in this Information Statement.

Will the automatic conversion of the Preferred Stock be dilutive to existing holders of our common stock?

        The conversion of the Preferred Stock will be dilutive to existing holders of our common stock. Based on the capitalization of the Company as of February 28, 2017, and the conversion rate of 10,000 shares of common stock per share of Preferred Stock, the conversion of the Preferred Stock would result in the holders thereof owning approximately 37% of our outstanding common stock after giving effect to such conversion. This would amount to a dilution of approximately 37% to existing holders of our common stock.

BACKGROUND AND REASONS FOR THE ISSUANCE AND STOCKHOLDER APPROVAL

Background and Reasons for the Issuance

        On January 18, 2017, Halcón Energy Properties, Inc., our wholly owned subsidiary, entered into a Purchase and Sale Agreement with Samson Exploration, LLC, pursuant to which we agreed to acquire a total of 20,901 net acres and related assets in the Southern Delaware Basin located in Pecos and

Reeves Counties, Texas for a total purchase price of $705.0 million (the "Pecos County Acquisition"). The effective date of the Pecos County Acquisition is November 1, 2016, and the transaction closed on February 28, 2017.

        Our board of directors determined that it was in the best interest of the Company and our stockholders to fund a portion of the purchase price for the Pecos County Acquisition with proceeds from the sale of the Company's capital stock. The timing of the Pecos County Acquisition, however, did not allow sufficient time for our stockholders to approve the issuance of greater than 19.9% of our voting stock, the issuance of greater than 1% of our voting stock to Ares and or any "change of control," if and to the extent required pursuant to the NYSE rules, and for such approval to become effective. To address this timing concern, our board of directors authorized and approved the issuance of the Preferred Stock, which did not require stockholder approval for issuance and will automatically convert into shares of common stock on                        , 2017.

        On January 24, 2017, we entered into a stock purchase agreement with certain accredited investors to sell, in a private placement, approximately 5,518 shares of Preferred Stock, each share of which will be convertible into 10,000 shares of common stock, par value $0.0001 per share (or a proportionate number of shares of common stock with respect to any fractional shares of Preferred Stock issued), for gross proceeds of approximately $400.1 million, equivalent to a placement at $7.25 per common share. The private placement was contingent upon all closing conditions to the Pecos County Acquisition having been satisfied substantially concurrent therewith. We used the net proceeds from the sale of the Preferred Stock to partially fund the Pecos County Acquisition.

        The Preferred Stock was offered and sold in a private placement exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) to "accredited investors" (as defined in Rule 501(a) under the Securities Act).

        Each share of Preferred Stock will be convertible into a number of shares of common stock determined by dividing the liquidation preference of the Preferred Stock, which is equal to the liquidation preference plus the amount of any accrued and unpaid dividends through the date of conversion, by the conversion price. The aggregate liquidation preference of the Preferred Stock is approximately $400.1 million. No dividend will be paid on the Preferred Stock if it converts into common stock on or before June 1, 2017. Accordingly, until such date each share of Preferred Stock will automatically convert into 10,000 shares of common stock at an initial conversion price of $7.25 per share of common stock and each fractional share of Preferred Stock will be initially convertible into a proportionate number of shares of common stock. The Preferred Stock will convert automatically on the 20th calendar day after we mail this definitive Information Statement to holders of our common stock notifying them that holders of a majority of our outstanding common stock have consented to the issuance of common stock upon conversion of the Preferred Stock. As of January 24, 2017, we had received written consent for conversion of the Preferred Stock from stockholders representing more than 50% of our outstanding common stock. The initial conversion price is subject to adjustment in certain circumstances, including stock splits, stock dividends, rights offerings, or combinations of our common stock. The common stock issuable upon a conversion of the Preferred Stock represents approximately 37% of our outstanding common stock as of December 31, 2016 on an as-converted basis.

        Upon closing of the private placement, we entered into a registration rights agreement with the Investors, pursuant to which we agreed to file and maintain a registration statement with respect to the resale of the common stock underlying the Preferred Stock on the terms and conditions set forth therein. In addition, certain of our stockholders, officers and directors executed a lock-up agreement.

        The Preferred Stock was not registered under the Securities Act, and may not be offered or sold absent registration or an applicable exemption from registration.

        For additional information about the terms of our shares of Preferred Stock and other outstanding capital stock, see "Description of Our Capital Stock." For additional information about the terms of the registration rights agreement applicable to the shares of common stock issued upon conversion of the Preferred Stock, see "Registration Rights."

Stockholder Approval

        Because our common stock is listed on the NYSE, we are subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions:

  •
  to an officer, director or substantial security holder of the Company if the number of shares of common stock to be issued exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before such issuance;

  •
  if the common stock be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before such issuance; or

  •
  if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance.

        The additional shares of common stock that are issuable upon conversion of the Preferred Stock will exceed 20% of both the voting power and number of shares of common stock outstanding immediately prior to the issuance of the Preferred Stock. In addition, Ares beneficially owns approximately 19.7% of our outstanding common stock and may constitute a Related Party. The number of shares issuable upon conversion of the Preferred Stock to funds controlled by Ares will exceed one percent of both the voting power and number of shares of common stock outstanding immediately prior to the issuance of Preferred Stock. Accordingly, holders of more than a majority of our outstanding shares of common stock were asked to approve the conversion feature of the Preferred Stock and the issuance of all additional shares of common stock upon conversion of the Preferred Stock, in each case as required by and in accordance with Section 312.03 of the NYSE Listed Company Manual.

        In addition, Section 312.03(d) of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of securities that will result in a change of control of the issuer. The NYSE rules do not define a "change of control," so given the percentage of our common stock that may be held by the Investors upon conversion of the Preferred Stock and the issuance of all additional shares of our common stock that are issuable pursuant to the terms of the Preferred Stock, holders of more than a majority of our outstanding shares of our common stock were also asked to approve any "change of control" of the Company, if and to the extent required pursuant to the NYSE rules.

        We are not seeking a consent, authorization or proxy from you regarding the issuance of the Preferred Stock or its conversion into shares of our common stock. As of the date of the written consent, the Company had 92,986,173 shares of its common stock issued and outstanding and entitled to vote. On that date, stockholders owning an aggregate of approximately 60.2 million shares of our common stock, which represented approximately 65% of our total outstanding common stock, executed and delivered the written consent:

Stockholder (or representative thereof)	Number of Shares	Percent of Class Consenting
Franklin Advisers, Inc. (as investment manager on behalf of certain stockholders)	33,822,333	36.4%
Various funds managed by Ares Management LLC	17,981,822	19.3%
Tyrus Capital S.A.M.	8,426,489	9.1%

Total	60,230,644	64.8%

        In accordance with our certificate of incorporation, the board of directors is expressly granted authority to issue shares of preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issue of such series and as may be permitted by the DGCL. Accordingly, no approval by the holders of our common stock was required for the issuance of Preferred Stock. The consummation of the private placement of the Preferred Stock pursuant to the stock purchase agreement occurred on February 27, 2017.

 EFFECTS OF THE PROPOSED ISSUANCE OF COMMON STOCK

        The issuance of a significant amount of common stock upon conversion of our Preferred Stock will be dilutive to our existing common stockholders and may adversely affect the price of our common stock.

        We have agreed to file a registration statement to permit the public resale of the shares of common stock underlying the Preferred Stock. The influx of such a substantial number of shares into the public market could have a significant negative effect on the trading price of our common stock. As of February 28, 2017, approximately 93 million shares of common stock were outstanding. An additional approximate 55.2 million shares of common stock will be outstanding upon automatic conversion of the outstanding Preferred Stock. The conversion of the Preferred Stock would result in the holders thereof owning approximately 37% of our outstanding common stock after giving effect to such conversion. This would amount to a dilution of approximately 37% to existing holders of our common stock.

        Additionally, the issuance of such additional shares of common stock may create downward pressure on the trading price of our common stock. These registration rights will facilitate the resale of shares of our common stock (issued upon conversion of the Preferred Stock) into the public market and, if the Investors sell their shares, increase the number of shares of our common stock available for public trading. The potential for the Investors to sell shares of common stock upon effectiveness of the registration statement could create a market overhang that may exert downward pressure on the trading price of our common stock.

INTEREST OF CERTAIN PERSONS IN THE ACTIONS TAKEN

        Ares beneficially owns approximately 19.7% of our outstanding common stock prior to the conversion of the Preferred Stock described in this Information Statement. Investors managed by Ares purchased an aggregate 276 shares of Preferred Stock for approximately $20.0 million. After giving effect to the automatic conversion of the Preferred Stock, Ares will beneficially own approximately 14.2% of our outstanding common stock. Nathan W. Walton is a director of the Company and a partner in the Ares Private Equity Group, which is an affiliate of Ares. Mr. Walton is not deemed to beneficially own any of our outstanding common stock or the Preferred Stock.

        No other director or officer of the Company since the beginning of January 1, 2017, nor any associate of such person, has any substantial interest by security holding or otherwise in the issuance of the shares of common stock underlying the outstanding shares of our Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock (i) as of February 28, 2017, and (ii) as adjusted to reflect the issuance of 55,180,000 shares of common stock upon conversion of the 5,518 outstanding shares of our Preferred Stock, by:

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  each person to be known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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  each of our named executive officers;

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  each of our directors; and

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  all of our current executive officers and directors as a group.

        As of February 28, 2017, approximately 93 million shares of our common stock were outstanding. Unless otherwise noted, the mailing address of each person or entity named below is 1000 Louisiana St., Suite 6700, Houston, Texas 77002.

	Before Conversion of Preferred Stock		After Conversion of Preferred Stock
Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)	Number of Shares	Percent of Class(1)
Franklin Resources, Inc.(2)	34,261,424	36.7%	34,261,424	23.1%
Ares Management LLC(3)	18,357,256	19.7%	21,117,256	14.2%
Tyrus Capital S.A.M.(4)	9,126,652	9.7%	13,956,652	9.4%
Floyd C. Wilson(5)	1,160,149	1.2%	1,160,149	*
Stephen W. Herod(6)	275,353	*	275,353	*
Mark J. Mize(7)	269,553	*	269,553	*
William J. Campbell(8)	17,264	*	17,264	*
James W. Christmas(9)	53,340	*	53,340	*
Michael L. Clark(10)	17,264	*	17,264	*
Thomas R. Fuller(11)	27,685	*	27,685	*
Darryl Schall(12)	—	*	—	*
Ronald D. Scott(13)	17,264	*	17,264	*
Eric Takaha(14)	17,264	*	17,264	*
Nathan W. Walton(15)	—	*	—	*
All directors and executive officers as a group (13 individuals)	2,616,147	2.8%	2,616,147	1.7%

*
Less than 1%.

(1)
Unless otherwise indicated, each stockholder has sole voting and investment power with respect to all shares of common stock indicated as being beneficially owned by such stockholder. Shares of common stock that are not outstanding, but which a designated stockholder has the right to acquire within 60 days, are included in the number of shares beneficially owned by such stockholder and are deemed to be outstanding for purposes of determining the percentage of outstanding shares beneficially owned by such stockholder, but not for purposes of determining the percentage of outstanding shares beneficially owned by any other designated stockholder. In all instances where ownership of unvested restricted stock is reported below, the individual has the sole power to vote such shares but no investment power.

(2)
According to, and based solely upon, Schedule 13D/A filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (collectively, "Franklin") with the SEC on November 14, 2016. The business address for Franklin is One Franklin Parkway, San Mateo, CA 94403.

(3)
According to, and based solely upon, Schedule 13D/A filed by AF IV Energy II AIV B1, L.P., Ares Management LLC, Ares Management Holdings L.P., Ares Holdco LLC, Ares Holdings Inc., Ares Management, L.P., Ares Management GP LLC and Ares Partners Holdco LLC (collectively, "Ares") with the SEC on January 26, 2017. The business address for Ares is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

(4)
According to, and based solely upon, Schedule 13G/A filed by Tyrus Capital S.A.M.. and Tony Chendraoui. (collectively, "Tyrus") with the SEC on February 14, 2017. The business address for Tyrus is 4 Avenue Roqueville, Monaco, MC 98000.

(5)
Includes 465,625 shares of unvested restricted stock. Also includes 7,019 shares held in seventeen trusts for the benefit of Mr. Wilson's children and grandchildren, of which Mr. Wilson is the trustee and disclaims beneficial ownership of such shares. Does not include 6,583 shares held in three trusts for the benefit of Mr. Wilson's children, of which Mr. Wilson's wife is the trustee and he disclaims beneficial ownership of such shares.

(6)
Includes 121,875 shares of unvested restricted stock. Does not include 2,749 shares held in trusts for the benefit of Mr. Herod's minor children, of which Mr. Herod disclaims beneficial ownership of such shares and has no dispositive or voting power with respect to the shares held by such trusts.

(7)
Includes 121,875 shares of unvested restricted stock. 1,964 shares held by Mr. Mize are pledged.

(8)
The business address for Mr. Campbell is 820 Gessner, Suite 1460, Houston, TX 77024.

(9)
Does not include 177 shares of common stock held in three trusts for his children. Mr. Christmas has no dispositive or voting power with respect to the shares held by such trusts. The business address for Mr. Christmas is c/o Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

(10)
The business address for Mr. Clark is c/o Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

(11)
The business address for Mr. Fuller is 19500 SH 249, Suite 640, Houston, TX 77070.

(12)
The business address for Mr. Schall is c/o Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

(13)
The business address for Mr. Scott is 1030 Andrews Highway, Suite 200, Midland, TX 79703.

(14)
The business address for Mr. Takaha is c/o Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

(15)
The business address for Mr. Walton is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

DESCRIPTION OF OUR CAPITAL STOCK

        Set forth below is a description of the material terms of our capital stock. However, this description is not complete and is qualified by reference to our certificate of incorporation and bylaws. Copies of our certificate of incorporation (including our certificate of designation) and bylaws have been filed with the SEC and are incorporated by reference into this Information Statement. Please read "Where You Can Find More Information" and "Incorporation by Reference." You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a stockholder.

Authorized Capital Stock

        Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value of $0.0001 per share, and 1,000,000 shares of Preferred Stock, par value $0.0001 per share. As of February 28, 2017, we had approximately 93.0 million shares of common stock and 5,518 shares of Preferred Stock outstanding.

Common Stock

        Voting rights.    Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of stockholders. Stockholders do not have the right to cumulate their votes in the election of directors.

        Dividends, distributions and stock splits.    Holders of common stock are entitled to receive dividends if, as and when such dividends are declared by the board of directors out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any. Our existing debt arrangements restrict our ability to pay cash dividends.

        Liquidation.    In the event of any dissolution, liquidation, or winding up of our affairs, whether voluntary or involuntary, after payment of debts and other liabilities and making provision for any holders of its preferred stock who have a liquidation preference, our remaining assets will be distributed ratably among the holders of common stock.

        Fully paid.    All shares of common stock outstanding are fully paid and nonassessable.

        Other rights.    Holders of common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

Warrants

        On September 9, 2016, we entered into a warrant agreement with U.S. Bank National Association as warrant agent, pursuant to which we issued warrants to purchase up to 4,736,842 shares of our common stock, exercisable for a four-year period at an exercise price of $14.04 per share. The warrant agreement includes customary anti-dilution provisions that take effect in the event of a stock split, stock dividend, recapitalization, reclassification, reorganization or merger.

Preferred Stock

        Our board of directors has the authority to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders. One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of our management. The issuance of shares of the preferred stock by the board of directors as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank superior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Automatically Convertible Preferred Stock

        Each share of Preferred Stock will automatically convert into 10,000 shares of common stock and each fractional share of Preferred Stock will convert into a proportionate number of shares of common stock on the day following the occurrence of certain events described below. If conversion has not occurred on or before June 1, 2017, holders of the Preferred Stock will be entitled to receive quarterly dividends accruing from the date of initial issuance at a rate of 8% per annum. The following discussion summarizes some, but not all, provisions of the certificate of designation governing the Preferred Stock. The certificate of designation governing the Preferred Stock was filed with the Secretary of State of the State of Delaware on February 27, 2017.

        Ranking.    The Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up:

  •
  Junior to any other class or series of stock that has terms providing that such class or series will rank senior to the Preferred Stock;

  •
  On parity with any other class or series of stock that has terms providing that such class or series will rank on parity with the Preferred Stock (which we refer to as "parity securities"); and

  •
  Senior to our common stock, and each other class or series of stock that has terms providing that such class or series will rank junior to the Preferred Stock (which we refer to as "junior securities").

        Dividend Rights.    No dividends will be payable on the Preferred Stock if automatic conversion occurs on or before June 1, 2017. See "—Conversion." However, if the Preferred Stock has not been converted into common stock on or before June 1, 2017, then each holder of Preferred Stock will be entitled to receive dividends at an annual rate of 8% of the initial liquidation preference per share from the date of issuance. If a cash dividend is not declared and paid on any dividend payment date, then the liquidation preference per share of Preferred Stock will be increased by the amount of the unpaid dividend. An increase in the liquidation preference will have the effect of increasing the number of shares of common stock into which the Preferred Stock is convertible, the price at which it is redeemable and the amount of the liquidation preference. Upon such an increase in the liquidation preference, we will have no further obligation with respect to the dividend that was accrued and payable with respect to the applicable dividend payment date.

        Dividends will be payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 2017 (each, a "dividend payment date"), to holders of record as they appear in our stock records at the close of business on the tenth business day immediately preceding the respective dividend payment date, or such other record date as may be fixed by our board of directors in advance of a dividend payment date, provided that no such record date shall be less than ten nor more than 60 calendar days preceding such date. Dividends payable on shares of Preferred Stock for any period other than a full quarterly period are computed on the basis of a 360-day year consisting of twelve 30-day months.

        We may not, without the prior consent of the holders of a majority of the Preferred Stock voting as a separate class, declare or pay any dividend or distribution, whether in liquidation or otherwise, to the holders of, or purchase, redeem or otherwise acquire for value prior to its stated maturity:

  •
  any junior securities, or

  •
  any parity securities, unless such dividends or distribution is allocated (i) to pay all accrued and unpaid dividends on the Preferred Stock and the parity securities, pro rata, based on the unpaid amount thereof, if there are any accrued and unpaid dividends on the Preferred Stock or such parity securities, and (ii) to pay the holders of Preferred Stock and the parity securities, pro rata based on their respective liquidation preferences, if there are no accrued and unpaid dividends on the Preferred Stock or such parity securities.

        Liquidation Rights.    Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of Preferred Stock will be entitled to receive a liquidation preference equal to the original issuance price plus the amount attributable to any increase in the liquidation preference as described under "—Dividend Rights," together with any accrued and unpaid dividends to the date of payment, before any payment or distribution is made to holders of common stock or other junior securities. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to shares of Preferred Stock and all parity securities are not paid in full, the holders of shares of Preferred Stock and the holders of the parity securities will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and the amount equal to all accrued and unpaid dividends to which each such holder is entitled.

        Unless the holders of two-thirds of the outstanding Preferred Stock agree otherwise, each of the following events would be deemed a liquidation, dissolution or winding up for purposes of determining the rights of holders of Preferred Stock:

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  Our approval of the sale of substantially all of our assets;

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  Approval by our stockholders of our merger or consolidation with another entity in certain circumstances; or

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  The acquisition by any person or group, other than a holder of 5% or more of our common stock on the initial issue date of the Preferred Stock, of securities (excluding shares of common stock issuable upon conversion of the Preferred Stock) representing more than 35% of the voting power of our equity securities.

        Conversion.    The Preferred Stock will automatically convert into common stock on the 20th calendar day after we mail this Information Statement to our stockholders notifying them that our majority stockholders have consented to the issuance of common stock upon conversion of the Preferred Stock. In accordance with Section 312.03 of the NYSE Listed Company Manual, holders of a majority of our outstanding common stock consented to the issuance of common stock upon conversion of the Preferred Stock, prior to the sale of shares of Preferred Stock in the private placement.

        Each share of Preferred Stock will be convertible into a number of shares of common stock determined by dividing the liquidation preference of the Preferred Stock, which is equal to the initial liquidation preference plus the amount of any accrued and unpaid dividends through the date of conversion, by the conversion price. Initially, the liquidation preference is equal to $72,500.00, and the conversion price is $7.25. Thus, initially, each share of Preferred Stock will be convertible into 10,000 shares of common stock and each fractional share of Preferred Stock will be convertible into a proportionate number of shares of common stock. The initial conversion price is subject to adjustment in certain circumstances, including stock splits, stock dividends, rights offerings, or combinations of our common stock. The liquidation preference will be increased if any accrued dividend is not paid in cash on the applicable dividend payment date, by an amount equal to the amount of the unpaid dividend, as described under "—Dividend Rights." Any decrease in the conversion price or increase in the liquidation preference will result in a corresponding increase in the conversion rate of the Preferred Stock, and any increase in the conversion price will result in a corresponding decrease in the conversion rate. Upon conversion of the Preferred Stock, the holders will surrender to us or the transfer agent the certificate or certificates for the shares to be converted, and we will deliver to each such holder the certificate or certificates for the number of shares of our common stock to which the holder is entitled.

        No fractional shares of common stock will be issued upon conversion of shares of Preferred Stock. All shares, including fractional shares, of common stock issuable to a holder of Preferred Stock will be aggregated. If after such aggregation, the conversion would result in the issuance of a fractional share of common stock, the fraction will be rounded up or down to the nearest whole number of shares.

        Upon any reorganization or reclassification of our capital stock, any consolidation or merger with or into another company or any sale of all or substantially all of our assets to another company (if such transaction is not treated as a liquidation), we or such successor entity, as the case may be, will make appropriate provision so that each share of Preferred Stock then outstanding will be convertible into the kind and amount of securities, cash and other property receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder or the number of shares of common stock into which such share of Preferred Stock might have been converted immediately before such transaction, subject to such adjustment as shall be as nearly equivalent as may be practicable to the adjustments described above.

        Redemption.    We will be required to redeem all of the outstanding shares of Preferred Stock if the Preferred Stock has not been converted into common stock on or before July 28, 2022. We will notify holders of record of Preferred Stock upon the occurrence of such event, and the redemption must occur within 30 days following such event. Upon redemption, each holder of Preferred Stock will be entitled to receive, upon surrender of Preferred Stock certificates, cash in the amount of the then-current liquidation preference, including all accrued and unpaid dividends through the date of redemption.

        Consent Rights and Voting Rights.    The holders of the Preferred Stock are entitled to vote, together as a single class, with the holders of outstanding common stock, with respect to all matters, and will represent 1% of the total voting power of our voting stock. We will reduce the voting power of the holders of our Preferred Stock, as needed, to comply with the rules of the New York Stock Exchange. If the automatic conversion of the Preferred Stock has not occurred by July 1, 2017, the holders of the Preferred Stock, voting separately as a class, will be entitled to elect two additional members to our board of directors.

        We may not, without the approval of holders of two-thirds of our Preferred Stock, undertake any of the following:

  •
  amend, alter, waive, repeal or modify (whether by merger, consolidation or otherwise) any provision of our certificate of incorporation, as amended (including any filing or amending of a certificate of designation for any senior security or parity security) or, as amended, so as to adversely affect or otherwise impair any of the rights, preferences, privileges, qualifications, limitations or restrictions of, or applicable to, the Preferred Stock;

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  authorize, issue or increase the authorized amount of any class of senior securities or parity securities;

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  increase or decrease (other than by redemption or conversion) the authorized number of shares of our Preferred Stock; or

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  enter into any agreement regarding, or any transaction or series of transactions resulting in, a change of control, unless provision is made in the agreement effecting such transaction for the redemption of our Preferred Stock in cash in accordance with the certificate of designation for the Preferred Stock.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

        Our certificate of incorporation, bylaws and the DGCL contain certain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management or receive a premium for their shares.

        Delaware law.    Under Section 203 of the DGCL, a corporation is prohibited from engaging in any business combination with a stockholder who, together with its affiliates or associates, owns (or who is an affiliate or associate of the corporation and within a three-year period did own) 15% or more of the corporation's outstanding voting stock (which we refer to as an "interested stockholder") for a three-year period following the time the stockholder became an interested stockholder, unless:

  •
  prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

  •
  at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

        A business combination generally includes:

  •
  mergers and consolidations with or caused by an interested stockholder;

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  sales or other dispositions of 10% or more of the assets of a corporation to an interested stockholder;

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  specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

  •
  other transactions resulting in a disproportionate financial benefit to an interested stockholder.

        The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders. Because our certificate of incorporation and bylaws do not include any provision to "opt-out" of Section 203 of the DGCL, the statute will apply to business combinations involving us.

        Charter and bylaw provisions.    Delaware law permits any Delaware corporation to classify its board of directors into as many as three (3) classes with staggered terms of office. After initial implementation of a classified board, one class will be elected at each annual meeting of the stockholders to serve for a term of three (3) years (depending upon the number of classes into which directors are classified) or until their successors are elected and take office. Our amended and restated certificate of incorporation, which was duly adopted pursuant to the Amended Joint Prepackaged Plan of Reorganization, dated September 2, 2016 and confirmed by the United States Bankruptcy Court for the District of Delaware entered September 8, 2016 and thereby approved pursuant to Section 303 of the DGCL effective as of September 9, 2016 (the "Plan of Reorganization"), and our amended and restated bylaws, as amended, provide for a classified board of directors divided into three (3) classes, with Class A initially consisting of two directions elected for a term expiring at the annual meeting of stockholders to be held in 2017, Class B initially consisting of four directors elected for a term expiring at the annual meeting of stockholders to be held in 2018, and Class C initially consisting of three directors elected for a term expiring at the annual meeting of stockholders to be held in 2019, and each class subsequently serving for a term of three (3) years or until their successors are elected and qualified. Under Delaware law, stockholders of a corporation with a classified board of directors may only remove a director "for cause" unless the certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation provides that any director may be removed, with or without cause, by a majority of the shares entitled to vote at an election of directors, other than the director designated by the Requisite Unsecured Noteholders (as defined in the Plan of Reorganization), which may only be removed prior to the expiration of such director's initial term "for cause." The likely effect of the classification of the board of directors and the limitations on the removal of directors is an increase in the time required for the stockholders to change the composition of the board of directors. For example, because only approximately one-third of the directors may be replaced by stockholder vote at each annual meeting of stockholders, stockholders seeking to replace a majority of the members of our board of directors will need at least two annual meetings of stockholders to effect this change.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, 1717 Arch Street, Suite 1300, Philadelphia, PA 19103. Its phone number is (877) 830-4936.

REGISTRATION RIGHTS

Shelf Registration Statement

        Each of the Investors has entered into a registration rights agreement with the Company. Pursuant to the registration rights agreement, we have agreed, at our expense, to (i) file with the SEC a registration statement covering resales of the common stock issuable upon conversion of the Preferred Stock as promptly as reasonably practicable and in any event on or before March 31, 2017 and (ii) use commercially reasonable efforts to cause such registration statement to be declared effective within 90 days following the date of the filing thereof and to remain continuously effective until the first to occur of:

  •
  the sale pursuant to a registration statement of all of the shares covered by the registration statement;

  •
  the sale, transfer or other disposition pursuant to Rule 144 under the Securities Act of all of the shares covered by the registration statement;

  •
  such time as all of the shares covered by the registration statement and not held by affiliates of us are, in the opinion of our counsel, eligible for sale pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act without regard to the requirement that we be current in our Exchange Act reporting;

  •
  such time as all of the shares covered by the registration statement have been sold to us or any of our subsidiaries; or

  •
  the second anniversary of the initial effective date of the registration statement.

        Although we intend to file the registration statement described above in accordance with the provisions of the registration rights agreement, there can be no assurance that the registration statement will be filed or, if filed, that it will become effective.

        We will also notify each holder of registrable shares when the registration statement has become effective, provide to such holder, upon request, a copy of the prospectus that is a part of the registration statement, and take certain other actions as are required to permit unrestricted resales. A holder who sells such registered shares under the registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with the sales, and will be bound by the provisions of the registration rights agreement that are applicable to the holder (including certain indemnification and contribution rights and obligations). Generally, the prospectus delivery requirements may be satisfied by disclosing to a selling broker the existence of the requirement to sell shares in accordance with the registration statement covering the shares. In addition, each holder of the Preferred Stock has delivered information to be used in connection with the registration statement.

Underwritten Offering

        Holders of registrable shares can request an underwritten offering under the registration statement, provided that such holders include at least $50.0 million of registrable shares in the offering. The holder or holders that request an underwritten offering must give notice to us and the other holders of registrable shares, and the other holders may request that their registrable shares be included in the underwritten offering on the same terms and conditions as the holders that requested underwritten offering. Holders that participate in the underwritten offering are subject to a pro rata cutback of registrable shares to be included in the offering if the managing underwriters determine that a limitation is needed on the total number of shares offered.

Delay in Effectiveness of Registration Statement

        If the registration statement is not declared effective by the SEC on or prior to June 27, 2017, then for each day following such date, until but excluding the date the SEC declares the registration statement effective, we shall, for each such day, (a) if our Preferred Stock has converted to common stock, pay each holder of record of shares of our common stock issued upon conversion of the shares of Preferred Stock, as liquidated damages and not as a penalty, an aggregate amount in cash equal to (i) 0.25% of the price at which we sold the Preferred Stock accruing daily, for the first 60 days, (ii) an additional 0.25% of the price at which we sold the Preferred Stock for each subsequent 60 days and (iii) up to a maximum of 5.0% of the price at which we sold the Preferred Stock, in each case multiplied by the aggregate number of shares of Preferred Stock that were held of record by such holder prior to conversion and with each percentage being expressed as a rate per 30-day period and (b) if our Preferred Stock has not converted to common stock, pay each record holder of shares of Preferred Stock, as liquidated damages and not as a penalty, an aggregate amount in cash equal to (i) 0.25% of the price at which we sold the Preferred Stock accruing daily, for the first 60 days, (ii) an additional 0.25% of the price at which we sold the Preferred Stock for each subsequent 60 days and (iii) up to a maximum of 5.0% of the price at which we sold the Preferred Stock, in each case multiplied by the aggregate number of shares of Preferred Stock held of record by such holder and with each percentage being expressed as a rate per 30-day period. In the event that we determine that it is necessary and advisable to delay the filing or effectiveness of the registration statement as a result of pending discussions relating to a transaction or the occurrence of an event (a) that would require additional disclosure of material information in the registration statement that has not been so disclosed, and (b) as to which we have a bona fide business purpose for preserving confidentiality, then our obligation to pay any such liquidated damages will be suspended for so long as we determine such delay is necessary but in no event longer than 45 days.

Suspension Period

        We have the right to direct holders upon written notice to suspend sales of registrable shares under the registration statement if any of the following events occur: (1) an underwritten public offering of common stock by us, if we are advised by the underwriters that the concurrent resale of registrable shares by the holders pursuant to the registration statement would have a material adverse effect on our offering; or (2) pending discussions relating to a transaction or the occurrence of an event (A) that would require additional disclosure of material information in the registration statement and that has not been so disclosed, and (B) as to which we have a bona fide business purpose for preserving confidentiality. We may not require that sales be suspended for more than 60 days in any 90-day period or more than an aggregate of 90 days in any 12-month period.

Expenses and Indemnification

        We will bear certain expenses incident to our registration obligations upon exercise of these registration rights, including the payment of SEC and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of shares of our common stock. We will agree to indemnify each selling stockholder for certain violations of federal or state securities laws in connection with any registration statement in which such selling stockholder sells its shares of our common stock pursuant to these registration rights. Each selling stockholder will in turn agree to indemnify us for federal or state securities law violations that occur in reliance upon written information it provides to us for inclusion in the registration statement.

Lock-Up Agreements

Directors and Executive Officers

        All of our directors and executive officers have agreed that, without the prior written consent of the placement agents and except with respect to certain customary permitted transfers, they will not directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell an option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any of our common stock or any securities which may be converted into or exchanged for any of our common stock or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock for a period ending 60 days from the date on which our registration statement first becomes effective.

The Company

        We are also subject to a lock-up period. Until April 28, 2017, we may not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction that would result in the disposition by us at any time in the future of) any shares of our common stock or securities convertible into or exchangeable for our common stock, or sell or grant options, rights or warrants with respect to any shares of our common stock or securities convertible into or exchangeable for our common stock, or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of our common stock, in each case without the prior written consent of the placement agents. During this lock-up period, however, we may grant options, restricted stock, and similar awards under our equity compensation plans.

 OTHER MATTERS

Proposals by Security Holders

        No stockholder proposals are included in this Information Statement.

Effective Dates

        The actions will take effect on                    , 2017, which is 20 calendar days following the date we first mail this Information Statement to our stockholders. The consummation of the purchase and sale of the shares of Preferred Stock pursuant to the stock purchase agreement occurred on February 27, 2017.

Expenses

        We will bear all costs related to this Information Statement. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of shares for their reasonable out-of-pocket expenses for forwarding this Information Statement to such beneficial owners.

Dissenters' Rights of Appraisal

        None of the DGCL, our certificate of incorporation or our bylaws provides holders of our common stock with dissenters' or appraisal rights in connection with the actions described in this Information Statement.

Householding

        We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholder. We undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web page site at www.sec.gov. You also may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol "HK."

INCORPORATION BY REFERENCE

        We "incorporate by reference" information into this Information Statement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement, except for any information superseded by information contained expressly in this Information Statement, and the information we file later with the SEC will automatically supersede the information contained or incorporated by reference herein. Any information furnished to the SEC under Items 2.02 or 7.01 or the exhibits relating to furnished items are not incorporated into or made part of this Information Statement. You should not assume that the information included or incorporated by reference in this Information Statement is current as of any date other than the date of the respective documents. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  our Current Reports on Form 8-K filed with the SEC on January 24, 2017, January 25, 2017, January 26, 2017, February 9, 2017, February 10, 2017, February 16, 2017 and March 2, 2017.

        You may request a copy of all incorporated filings at no cost, by making written or telephone requests for such copies to:

Halcón Resources Corporation
Attention: Investor Relations
1000 Louisiana, Suite 6700
Houston, Texas 77002
Phone: (832) 538-0300
investorrelations@halconresources.com

        You should rely only on the information incorporated by reference or provided in this Information Statement. If information in incorporated documents conflicts with information in this Information Statement you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. You should not assume that the information in this Information Statement or any document incorporated by reference is accurate as of any date other than the date of those documents. We have not authorized anyone else to provide you with any information.

FORWARD-LOOKING STATEMENTS

        The information discussed in this Information Statement, our filings with the SEC and our public releases include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, concerning, among other things, planned capital expenditures, potential increases in oil and natural gas production, the number and location of wells to be drilled in the future, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "objective," "believe," "predict," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. You should consider carefully the risks described in the section entitled "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2016, which describe factors that could cause our actual results to differ from those anticipated in the forward-looking statements, including, but not limited to, the following factors:

  •
  volatility in commodity prices for oil and natural gas, including the current sustained decline in the price for oil;

  •
  our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fund our operations, satisfy our obligations and fully develop our undeveloped acreage positions;

  •
  our ability to replace our oil and natural gas reserves and production;

  •
  we have historically had substantial indebtedness and may incur more debt in the future;

  •
  higher levels of indebtedness make us more vulnerable to economic downturns and adverse developments in our business;

  •
  the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

  •
  our ability to successfully develop our large inventory of undeveloped acreage in our resource plays;

  •
  our ability to retain key members of senior management, the board of directors, and key technical employees;

  •
  our ability to successfully integrate acquired oil and natural gas businesses and operations;

  •
  the possibility that acquisitions and divestitures may involve unexpected costs or delays, and that acquisitions may not achieve intended benefits and may divert management's time and energy;

  •
  access to and availability of water and other treatment materials to carry out planned fracture stimulations in our resource plays;

  •
  access to adequate gathering systems, processing facilities, transportation take-away capacity to move our production to market and marketing outlets to sell our production at market prices;

  •
  contractual limitations that affect our management's discretion in managing our business, including covenants that, among other things, limit our ability to incur debt, make investments and pay cash dividends;

  •
  the potential for production decline rates for our wells to be greater than we expect;

  •
  competition, including competition for acreage in resource play holdings;

  •
  environmental risks;

  •
  drilling and operating risks;

  •
  exploration and development risks;

  •
  the possibility that the industry may be subject to future regulatory or legislative actions (including additional taxes and changes in environmental regulations);

  •
  general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, may be less favorable than expected, including the possibility that economic conditions in the United States will worsen and that capital markets are disrupted, which could adversely affect demand for oil and natural gas and make it difficult to access capital;

  •
  social unrest, political instability or armed conflict in major oil and natural gas producing regions outside the United States, such as the Middle East, and armed conflict or acts of terrorism or sabotage;

  •
  other economic, competitive, governmental, regulatory, legislative, including federal, state and tribal regulations and laws, geopolitical and technological factors that may negatively impact our business, operations or oil and natural gas prices;

  •
  the insurance coverage maintained by us may not adequately cover all losses that we may sustain;

  •
  title to the properties in which we have an interest may be impaired by title defects;

  •
  senior management's ability to execute our plans to meet our goals;

  •
  the cost and availability of goods and services, such as drilling rigs, fracture stimulation services and tubulars; and

  •
  our dependency on the skill, ability and decisions of third party operators of the oil and natural gas properties in which we have a non-operated working interest.

        All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this document. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

QuickLinks

ABOUT THIS INFORMATION STATEMENT
BACKGROUND AND REASONS FOR THE ISSUANCE AND STOCKHOLDER APPROVAL
EFFECTS OF THE PROPOSED ISSUANCE OF COMMON STOCK
INTEREST OF CERTAIN PERSONS IN THE ACTIONS TAKEN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF OUR CAPITAL STOCK
REGISTRATION RIGHTS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
FORWARD-LOOKING STATEMENTS